Exhibit 23.1

INDEPENDENT AUDITOR’S CONSENT

     We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Form S-3 (Registration Statement No. 333-111534) of Digital Recorders, Inc., and the related Prospectus dated April 23, 2004 filed pursuant to Rule 424(b)(3), of our report, dated March 31, 2004, except for Note 7, as to which the date is April 14, 2004 and Note 21, as to which the date is April 1, 2004, appearing in the Annual Report on Form 10-K/A (Amendment No. 2), and to the reference to our Firm under the caption “Experts” in such Registration Statement and Prospectus.

Raleigh, North Carolina
May 6, 2004